     As filed with the Securities and Exchange Commission on August 31, 1999

                                                             File No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------


                             PICTURETEL CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  04-2835972
    (State or Other Jurisdiction                     (I.R.S. Employer
  of Incorporation or Organization)                 Identification No.)


                               100 Minutemen Road
                          Andover, Massachusetts 01810
                    (Address of Principal Executive Offices)


                          EMPLOYEE STOCK PURCHASE PLAN
                       (AS AMENDED THROUGH JUNE 17, 1999)

                           --------------------------
                            (Full Title of the Plan)

                            W. Robert Kellegrew, Esq.
                                 General Counsel
                             PictureTel Corporation
                               100 Minutemen Road
                          Andover, Massachusetts 01810
                                 (978) 292-5000

 -------------------------------------------------------------------------------
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
===================== ================== ==================== ==================== ==============
 Title Of Securities       Amount          Proposed Maximum     Proposed Maximum      Amount Of
        To Be               To Be         Offering Price Per   Aggregate Offering   Registration
     Registered          Registered           Share (1)            Price (1)             Fee
--------------------- ------------------ -------------------- -------------------- --------------
 Common Stock,
 Par Value $.01        1,000,000 shares        $ 5.625             $5,625,000         $1,563.75
===================== ================== ==================== ==================== ==============

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(h) ON THE BASIS OF THE HIGH AND LOW PRICES OF PICTURETEL CORPORATION COMMON STOCK, PAR VALUE $.01, REPORTED ON THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AUTOMATED QUOTATIONS NATIONAL MARKET SYSTEM ON AUGUST 25, 1999.

                           EXHIBIT INDEX ON PAGE II-6
--------------------------------------------------------------------------------
                               PAGE 1 OF 6 PAGES.
--------------------------------------------------------------------------------

                      REGISTRATION OF ADDITIONAL SECURITIES


         The PictureTel Corporation (the "Company" or "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, File number 33-81848. The purpose of this Registration Statement is to register an additional 1,000,000 shares of the Company's Common Stock for issuance under the Company's Employee Stock Purchase Plan.

Item 8.   EXHIBITS.

          Exhibit

          4.     Copy of the PictureTel Corporation's Employee Stock Purchase
                 Plan.

          5.     Opinion of Ropes & Gray.

          23.1. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this Registration Statement).

          23.2.  Consent of PricewaterhouseCoopers LLP.

          24. Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").

Item 9.   UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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



         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1934 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Andover, The Commonwealth of Massachusetts, on this 31st day of August, 1999.

                              PICTURETEL CORPORATION

                              By: /S/ Arthur L. Fatum
                                 -------------------------------------
                                 Name:  Arthur L. Fatum
                                 Title: Vice President and Chief Financial
                                        Officer (Principal Financial Officer and
                                        Principal Accounting Officer)


                                POWER OF ATTORNEY
Dated: August 31, 1999

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes W. Robert Kellegrew and Bruce R. Bond, and each of them singly, his true and lawful attorneys, with full power to them, to execute in the name and on behalf of such person in the capacities indicated below any and all amendments (including any post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

SIGNATURE                       CAPACITY IN WHICH SIGNED             DATE


                                                                 August 31, 1999

/S/ Bruce R. Bond               Chairman of the Board,
----------------------------    President and Chief Executive
Bruce R. Bond                   Officer (Principal Executive
                                Officer)


                                                                 August 31, 1999

/S/ Arthur L. Fatum             Vice President and Chief
----------------------------    Financial Officer (Principal
Arthur L. Fatum                 Financial Officer and Principal
                                Accounting Officer)


                                                                 August 31, 1999

/S/ Norman E. Gaut              Director
----------------------------
Norman E. Gaut
                                                                 August 31, 1999

/S/ David B. Levi               Director
----------------------------
David B. Levi
                                                                 August 31, 1999

/S/ Robert T. Knight            Director
----------------------------
Robert T. Knight


                                Director
----------------------------
Enzo Torresi

                                  EXHIBIT INDEX


4.    Copy of the PictureTel Corporation's Employee Stock Purchase Plan.

5.    Opinion of Ropes & Gray.

23.1. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this Registration Statement).

23.2. Consent of PricewaterhouseCoopers LLP.

24. Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").